EXHIBIT 99.1

Cardtronics Announces Second Quarter 2009 Results

HOUSTON, Aug. 5, 2009 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM), the world's largest non-bank operator of ATMs, today announced its financial and operational results for the quarter ended June 30, 2009.

Key financial and operational statistics related to the quarter include:

 * Consolidated revenues of $124.6 million, down 2% from the second quarter of 2008, but up 3% when excluding the impact of negative foreign currency exchange rate movements
 * Revenue growth in excess of 5% on a constant-currency basis for the
   Company's core business operations, which include the Company's domestic company-owned large-account ATM placement and branding business and the Company's international operations
 * Adjusted EBITDA of $27.9 million, up more than 25% from the second quarter of 2008
 * Adjusted Net Income of $6.7 million, up from $2.9 million in the second quarter of 2008
 * Adjusted Net Income Per Share of $0.17, up 113% from $0.08 in the second quarter of 2008
 * GAAP Net Income of $2.5 million compared to a $3.6 million GAAP Net
   Loss in the second quarter of 2008
 * Free Cash Flow of nearly $20 million, consisting of $25.8 million of cash provided by operating activities, less $5.8 million of capital expenditures, enabling the repayment of $24.0 million in amounts outstanding under the Company's revolving credit facility
 * Continued improvements in several key operating metrics versus the second quarter of 2008:
   -- Average number of transacting ATMs increased by 1%
   -- Cash withdrawal transactions per ATM per month increased by 5%
   -- ATM operating margins increased from 24% of revenues to 31% of revenues

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this release for definitions of Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow. For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this release.

Recent highlights include:

 * The expansion of the Company's relationship with a major bank branding partner to include an additional 1,300 retail locations throughout the United States, most of which involve existing
   Cardtronics ATMs
 * The settlement of outstanding litigation and agreement to terminate the underlying ATM operating agreement with an existing merchant involving approximately 270 ATMs
 * Execution of an agreement with a major direct bank to provide surcharge-free ATM access to their 2 million cardholders via
   Cardtronics' Allpoint network
 * The successful renegotiation and extension of contract terms with a major bank branding partner covering approximately 880 out of 970 sites previously branded by a financial institution placed into
   FDIC receivership
 * Execution of agreements with ATM maintenance and armored car service providers that will result in significant cost savings during the remainder of 2009 and future years
 * The continued transitioning of the Company's ATM portfolio over to its in-house electronic funds transfer ("EFT") transaction processing platform.  As of June 30, 2009, the Company was processing transactions for over 30,000 ATMs, including over 2,500
   ATMs in the United Kingdom and 1,800 ATMs in Mexico
 * The continued transitioning of the Company's ATMs in the United
   Kingdom over to its in-house armored courier operation.  As of
   June 30, 2009, this operation was servicing approximately 725 of the Company's ATMs in that market
 * Continued strong liquidity and access to capital, with over
   $143 million in available borrowing capacity under the Company's revolving credit facility with leading financial institutions
 * The upgrade by Standard & Poor's ("S&P") of the Company's corporate credit rating to BB- and the Company's senior-subordinated notes to
   B+ due to improved margins and the Company's largely recurring revenue base.

"We are extremely pleased with our most recent quarterly results," commented Fred Lummis, Cardtronics' Chairman of the Board and interim Chief Executive Officer. "The generation of a solid increase in profits and cash flows sufficient to pay down nearly half of our outstanding revolver balance clearly demonstrate the stability and resiliency of this business model. Also, the management team has done an outstanding job of laying the foundation for continued earnings growth, resulting in a significant increase in our expected earnings guidance for the remainder of 2009."

SECOND QUARTER RESULTS

For the second quarter of 2009, revenues totaled $124.6 million, representing a 2% decrease from the $127.0 million in revenues generated during the second quarter of 2008. However, excluding the impact of unfavorable foreign currency exchange rate movements, year-over-year revenues increased by 3%. Such increase reflects over 5% growth in the Company's core business operations, including the Company's higher-margin domestic large-account ATM placement, branding and international businesses, offset somewhat by a decline in the Company's lower-margin merchant-owned account base and lower equipment sales as merchants and financial institutions continued to spend less capital in the current economic environment. Although the decline in the Company's merchant-owned account base and equipment sales negatively impacted the year-over-year revenue comparison, the gross profit impact of such declines was negligible.

Adjusted EBITDA totaled $27.9 million for the second quarter of 2009, compared to $22.2 million for the second quarter of 2008, and Adjusted Net Income totaled $6.7 million ($0.17 per diluted share), compared to Adjusted Net Income of $2.9 million ($0.07 per diluted share) for the second quarter of 2008. These increases were primarily attributable to higher gross margin rates in 2009. Key drivers of margin improvement were a more favorable revenue mix, lower vault cash rental costs (due to lower market interest rates) and the results of management's efforts to reduce other operating costs. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

SIX MONTH RESULTS

Revenues totaled $240.0 million for the six months ended June 30, 2009, representing a 3% decrease when compared to the $247.6 million in revenues recorded during the six months ended June 30, 2008. As was the case with the Company's quarterly results, the year-over-year decrease in revenues was primarily attributable to unfavorable foreign currency exchange rate movements, a decline in the Company's merchant-owned account base, and lower overall equipment sales.

Adjusted EBITDA totaled $50.4 million for the six months ended June 30, 2009, representing a 23% increase over the $40.9 million in Adjusted EBITDA for the same period in 2008. Adjusted Net Income totaled $10.1 million ($0.25 per diluted share) for the first six months of 2009, which was higher than the $4.2 million ($0.11 per diluted share) generated during the first six months of 2008. Increases in both Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors as noted above for the Company's quarterly results.

The GAAP net loss for the six months ended June 30, 2009 totaled $2.6 million, compared to a GAAP net loss of $8.5 million during the same period last year. As was the case with the quarterly results, the year-over-year improvement was primarily driven by the same factors outlined above with respect to Adjusted EBITDA.

2009 GUIDANCE

The Company is updating the guidance it previously issued regarding its anticipated full-year 2009 results, and now expects the following:

 * Revenues of $470 million to $480 million;
 * Overall gross margins of approximately 28.5% to 29%;
 * Adjusted EBITDA of $95 million to $100 million;
 * Depreciation and accretion expense of $38 to $39 million;
 * Cash interest expense of $29.5 to $30.5 million;
 * Adjusted Net Income of $0.40 to $0.50 per diluted share, based on approximately 42 million diluted shares outstanding (which does not reflect the potential impact of the Company's share repurchase program); and
 * Capital expenditures of approximately $25 million, net of minority interest.

The above guidance excludes the impact of certain one-time items as well as $4.6 million of anticipated stock-based compensation expense and approximately $17.5 million of intangible asset amortization expense. Additionally, the above guidance is based on average foreign currency exchange rates of $1.60 U.S. to GBP 1.00 U.K. and $13.40 Mexican pesos to $1.00 U.S. during 2009. If the recent volatility in foreign currency market continues, specifically with respect to the British pound and Mexican peso, actual results for 2009 could differ materially from the estimates reflected above.

LIQUIDITY AND SHARE REPURCHASE PROGRAM

The Company continues to maintain a very strong liquidity position despite the weaknesses seen in the broader economy and financial markets. The Company's $175.0 million revolving credit facility does not expire until May 2012 and is led by a syndicate of leading banks. As of June 30, 2009, the Company had $24.5 million of debt outstanding under this facility and $6.9 million in letters of credit posted under the facility, leaving $143.6 million in available, committed funding. This reflects a reduction in borrowings outstanding under the facility of over $24.0 million from the March 31, 2009 levels. The Company is currently in compliance with the covenants contained within this facility and would continue to be in compliance even in the event of substantially higher borrowings or substantially lower Adjusted EBITDA amounts. The Company's remaining indebtedness includes $0.6 million of capital leases in the United States, $7.0 million of equipment loans in Mexico, and $297.0 million in senior subordinated notes, net of discount. These fixed rate notes require no amortization prior to their August 2013 maturity date and contain no maintenance covenants and only limited incurrence covenants under which the Company has considerable flexibility.

On July 16, 2009, S&P upgraded the Company's corporate debt rating to BB- and the Company's senior-subordinated notes to B+. These upgrades reflect the relative stability of the Company's transaction volumes and revenues, despite the weak economy, and the continued improvements seen in the Company's overall leverage profile during the past year.

Given the financial flexibility outlined above and the free cash flow expected to be generated by the Company during 2009, in February 2009, the Company's board of directors approved a share repurchase program authorizing up to $10.0 million in share repurchases with an expiration date of March 31, 2010. The Company began executing this repurchase program during the second quarter under a Rule 10b5-1 trading plan. To date, the Company has purchased approximately 35,000 shares of its common stock at a total cost of $0.1 million and at an average price per share of $3.37.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

EBITDA, Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America and may not be comparable to similarly titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Additionally, Adjusted EBITDA and Adjusted Net Income exclude certain non-recurring or non-cash items and therefore, may not be comparable to similarly titled measures employed by other companies. Free Cash Flow is cash provided by operating activities less payments for capital expenditures. The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

A reconciliation of net loss to EBITDA, Adjusted EBITDA, and Adjusted Net Income and a calculation of Free Cash Flow are presented in tabular form at the end of this press release.

REVISION OF PRIOR PERIOD RESULTS

During the second quarter of 2009, the Company identified an error related to certain capitalized costs associated with its United Kingdom operation. Upon analysis of the Company's fixed asset records, management identified certain assets related to previously cancelled ATM sites that should have been expensed in prior periods. The impact of such error was an overstatement of fixed assets and depreciation expense, and an understatement of cost of sales and loss on disposal of assets for the years ended December 31, 2007 and 2008, including the related quarterly periods contained therein. The cumulative effect of the error was an increase in reported net losses in the years 2007 and 2008 by a total of $1.7 million. In accordance with Staff Accounting Bulletin No. 108 ("SAB 108"), as issued by the Securities and Exchange Commission ("SEC"), management determined that the effects of the misstatement were not material to any previously reported quarterly or annual period. As such, the related corrections will be made to the applicable prior periods as such financial information is included in future filings with the SEC. The Company's prior period results reported herein have been revised to reflect these adjustments, the effects of which have been summarized below.

 Statement of      Three Months Ended             Six Months Ended
  Operations:         June 30, 2008                 June 30, 2008
              ---------------------------  ---------------------------
                 As     Adjust-     As        As     Adjust-     As
              Reported   ments   Adjusted  Reported   ments   Adjusted
              --------  -------  --------  --------  -------  --------
                                   (In thousands)

 Cost of ATM
  operating
  revenues    $ 93,601  $   303  $ 93,904  $182,702  $   634  $183,336
 Depreciation
  and
  accretion
  expense       10,039      (61)    9,978    19,121     (111)   19,010
 Loss on
  disposal of
  assets(1)      1,025       90     1,115     2,218      217     2,435
 Income tax
  (benefit)
  expense         (540)     (93)     (633)       25     (206)     (181)
 Net loss       (3,382)    (239)   (3,621)   (7,974)    (534)   (8,508)

 Balance Sheet:                                December 31, 2008
                                       -------------------------------
                                          As                     As
                                       Reported  Adjustments  Adjusted
                                       --------  -----------  --------

 Property and equipment, net           $154,829   $ (1,399)   $153,430
 Stockholders' deficit                  (18,351)    (1,399)    (19,750)

 (1) Previously included as a component of "Other expense".

CONFERENCE CALL INFORMATION

Cardtronics will host a conference call today, Wednesday, August 5, 2009, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss the Company's financial results for the quarter ended June 30, 2009.

To access the call, please call the conference call operator at:

 Dial in:            (800) 441-0022
 Alternate dial-in:  (719) 325-2413

Please call in fifteen minutes prior to the scheduled start time, and request to be connected to the "Cardtronics Second Quarter Earnings Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of Cardtronics' website at http://www.cardtronics.com/.

A digital replay of the conference call will be available through Wednesday, August 12, 2009, and can be accessed by calling (888) 203-1112 or (719) 457-0820 and entering 5861415 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through August 31, 2009.

ABOUT CARDTRONICS

Headquartered in Houston, Texas, Cardtronics is the world's largest non-bank operator of ATMs. Cardtronics operates approximately 33,000 ATMs across its portfolio, with ATMs in every major market in the United States, over 2,530 ATMs throughout the United Kingdom, and approximately 2,110 ATMs throughout Mexico. Major merchant clients include 7-Eleven(r), Chevron(r), Costco(r), CVS(r)/pharmacy, ExxonMobil(r), Rite Aid(r), Safeway(r), Sunoco(r), Target(r), and Walgreens(r). Complementing its ATM operations, Cardtronics works with financial institutions of all sizes to provide their customers with convenient cash access and deposit capabilities through ATM branding, surcharge-free programs, and image deposit services. Approximately 10,700 Cardtronics owned and operated ATMs currently feature bank brands. For more information, please visit the Company's website at http://www.cardtronics.com/.

The Cardtronics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=991

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. Many of the forward-looking statements contained in this release relate to our second quarter financial results and the underlying business events which generated those results. They include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following:

 * risks and uncertainties relating to trends in ATM usage and alternative payment options;
 * network security related to our EFT and third party processing platforms;
 * changes in the ATM transaction fees the Company receives;
 * decreases in the number of ATMs that can be placed with the
   Company's top merchants;
 * the Company's reliance on third parties for cash management and other key outsourced services;
 * changes in interest rates;
 * declines in, or system failures that interrupt or delay, ATM transactions;
 * the Company's ability to continue to execute its growth strategies;
 * risks associated with the acquisition of other ATM networks;
 * increased industry competition;
 * increased regulation and regulatory uncertainty;
 * changes in ATM technology;
 * changes in foreign currency rates; and
 * general and economic conditions.

You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

                Consolidated Statements of Operations
      For the Three and Six Months Ended June 30, 2009 and 2008
                             (Unaudited)

                          Three Months Ended       Six Months Ended
                               June 30,                June 30,
                        ----------------------  ----------------------
                           2009        2008        2009        2008
                        ----------  ----------  ----------  ----------
                           (In thousands, except share and per share
                                         information)
 Revenues:
 ATM operating revenues $  121,362  $  122,868  $  234,942  $  239,165
 ATM product sales and
  other revenues             3,286       4,107       5,051       8,385
                        ----------  ----------  ----------  ----------
  Total revenues           124,648     126,975     239,993     247,550
 Cost of revenues:
 Cost of ATM operating
  revenues (exclusive of
  depreciation,
  accretion, and
  amortization shown
  separately below)         83,975      93,904     166,204     183,336
 Cost of ATM product
  sales and other
  revenues                   3,153       3,662       4,967       7,826
                        ----------  ----------  ----------  ----------
  Total cost of revenues    87,128      97,566     171,171     191,162
  Gross profit              37,520      29,409      68,822      56,388
 Operating expenses:
 Selling, general, and
  administrative
  expenses(1)               10,584       9,800      21,439      18,351
 Depreciation and
  accretion expense          9,935       9,978      19,574      19,010
 Amortization expense        4,504       4,501       9,031       9,004
 Loss on disposal of
  assets                     1,676       1,115       3,784       2,435
                        ----------  ----------  ----------  ----------
  Total operating
   expenses                 26,699      25,394      53,828      48,800
 Income from operations     10,821       4,015      14,994       7,588
 Other (income) expense:
 Interest expense, net       8,247       8,252      16,526      16,392
 Other (income) expense     (1,041)         17      (1,127)       (115)
                        ----------  ----------  ----------  ----------
  Total other expense        7,206       8,269      15,399      16,277

 Income (loss) before
  income taxes               3,615      (4,254)       (405)     (8,689)
 Income tax expense
  (benefit)                  1,016        (633)      2,033        (181)
                        ----------  ----------  ----------  ----------
 Net income (loss)           2,599      (3,621)     (2,438)     (8,508)
 Net income attributable
  to noncontrolling
  interests                    111          --         142          --
                        ----------  ----------  ----------  ----------
 Net income (loss)
  attributable to
  controlling interests
  and available to
  common shareholders   $    2,488  $   (3,621) $   (2,580) $   (8,508)
                        ----------  ----------  ----------  ----------

 Net income (loss) per
  common share - basic  $     0.06  $    (0.09) $    (0.07) $    (0.22)
                        ==========  ==========  ==========  ==========
 Net income (loss) per
  common share -
  diluted               $     0.06  $    (0.09) $    (0.07) $    (0.22)
                        ==========  ==========  ==========  ==========

 Weighted average
  shares outstanding
  - basic               39,032,087  38,735,027  39,005,202  38,662,452
                        ==========  ==========  ==========  ==========
 Weighted average
  shares outstanding
  - diluted             39,657,168  38,735,027  39,005,202  38,662,452
                        ==========  ==========  ==========  ==========

 ---------------------
 (1) Selling, general, and administrative expenses for the six months ended June 30, 2009 includes $1.2 million in severance costs associated with the departure of the Company's former Chief
     Executive Officer in March 2009 and $1.1 million of additional stock-based compensation expense associated with the restricted stock and option awards granted in 2008 and 2009. For the three months ended June 30, 2009, the additional stock-based
     compensation expense associated with these grants totaled
     $0.5 million.

                     Consolidated Balance Sheets
              As of June 30, 2009 and December 31, 2008

                                              June 30,    December 31,
                                                2009          2008
                                            (Unaudited)
                                            ------------  ------------
                                                  (In thousands)

 Assets
 Current assets:
  Cash and cash equivalents                 $      6,492  $      3,424
  Accounts and notes receivable, net              23,384        25,317
  Inventory                                        2,903         3,011
  Restricted cash, short-term                      3,833         2,423
  Prepaid, deferred costs, and other
   current assets                                 11,110        17,273
                                            ------------  ------------
   Total current assets                           47,722        51,448
 Property and equipment, net                     150,676       153,430
 Intangible assets, net                           99,942       108,327
 Goodwill                                        165,483       163,784
 Prepaid and other assets                          4,313         3,839
                                            ------------  ------------
   Total assets                             $    468,136  $    480,828
                                            ============  ============

 Liabilities and Stockholders' Deficit
 Current liabilities:
  Current portion of long-term debt         $      1,748  $      1,373
  Current portion of capital lease
   obligations                                       605           757
  Current portion of other long-term
   liabilities                                    25,855        24,302
  Accounts payable and other accrued and
   current liabilities                            69,628        72,386
                                            ------------  ------------
   Total current liabilities                      97,836        98,818
 Long-term liabilities:
  Long-term debt, net of current portion         326,698       344,816
  Capital lease obligations, net of current
   portion                                            --           235
  Deferred tax liability, net                     13,564        11,673
  Asset retirement obligations                    22,777        21,069
  Other long-term liabilities                     17,512        23,967
                                            ------------  ------------
   Total liabilities                             478,387       500,578
 Stockholders' deficit                           (10,251)      (19,750)
                                            ------------  ------------
   Total liabilities and stockholders'
    deficit                                 $    468,136  $    480,828
                                            ============  ============

                    Selected Financial Information
                             (Unaudited)

 SELECTED INCOME STATEMENT DETAIL:
 ---------------------------------

 Breakout of Cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                ------------------  ------------------
                                  2009      2008      2009      2008
                                --------  --------  --------  --------
                                            (In thousands)

 Merchant commissions           $ 39,595  $ 43,074  $ 77,500  $ 82,981
 Vault cash rental expense         8,280    11,704    16,411    23,767
 Other cost of cash               10,925    12,031    22,511    23,239
 Repairs and maintenance          10,067     9,322    19,944    18,832
 Communications                    3,621     4,330     7,404     8,802
 Transaction processing            2,422     2,584     4,851     6,109
 Stock-based compensation            193       132       384       197
 Other expenses                    8,872    10,727    17,199    19,409
                                --------  --------  --------  --------
  Total cost of ATM operating
   revenues                     $ 83,975  $ 93,904  $166,204  $183,336
                                ========  ========  ========  ========

Breakout of Selling, general, and administrative expenses:

                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                ------------------  ------------------
                                  2009      2008      2009      2008
                                --------  --------  --------  --------
                                            (In thousands)

 Employee costs                 $  5,599  $  4,929  $ 12,057  $  9,433
 Stock-based compensation            869       412     1,736       614
 Professional fees                 1,280     1,468     2,608     3,130
 Other                             2,836     2,991     5,038     5,174
                                --------  --------  --------  --------
  Total selling, general, and
   administrative expenses      $ 10,584  $  9,800  $ 21,439  $ 18,351
                                ========  ========  ========  ========

 SELECTED BALANCE SHEET DETAIL:
 ------------------------------

 Long-term debt and capital lease obligations:

                                                June 30,  December 31,
                                                  2009        2008
                                                --------  ------------
                                                     (In millions)

 Series A and Series B senior subordinated
  notes                                         $  297.0    $  296.6
 Revolving credit facility                          24.5        43.5
 Equipment financing lines of Mexico subsidiary      7.0         6.1
 Capital lease obligations                           0.6         1.0
                                                --------    --------
  Total long-term debt and capital lease
   obligations                                  $  329.1    $  347.2
                                                ========    ========

 Share count rollforward (in millions of shares):

 Total shares outstanding as of December 31, 2008              40.6
 Shares repurchased                                            (0.1)
 Shares issued - restricted stock grants                        0.1
 Shares forfeited - restricted stock                           (0.2)
                                                            --------
  Total shares outstanding as of June 30, 2009                 40.4
                                                            ========

              Selected Financial Information - Continued
                             (Unaudited)

 SELECTED CASH FLOW DETAIL:
 --------------------------

 Selected cash flow statement amounts:

                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                ------------------  ------------------
                                  2009      2008      2009      2008
                                --------  --------  --------  --------
                                            (In thousands)

 Cash provided by operating
  activities                    $ 25,758  $ 18,081  $ 32,705  $  7,426
 Cash used in investing
  activities                      (5,823)  (17,183)  (10,799)  (42,936)
 Cash provided (used in)
  by financing activities        (23,348)   (4,484)  (19,332)   27,370
 Effect of exchange rate
  changes on cash                    454      (167)      494      (144)
                                --------  --------  --------  --------
  Net increase (decrease) in
   cash and cash equivalents    $ (2,959) $ (3,753) $  3,068  $ (8,284)
 Cash and cash equivalents at
  beginning of period              9,451     8,908     3,424    13,439
                                --------  --------  --------  --------
 Cash and cash equivalents at
  end of period                 $  6,492  $  5,155  $  6,492  $  5,155
                                ========  ========  ========  ========

                        Key Operating Metrics
      For the Three and Six Months Ended June 30, 2009 and 2008
                             (Unaudited)

                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                ------------------  ------------------
                                  2009      2008      2009      2008
                                --------  --------  --------  --------

 Average number of transacting
  ATMs:
 United States: Company-owned     18,183    18,087    18,207    17,946
 United States: Merchant-owned    10,130    10,720    10,141    10,855
 United Kingdom                    2,572     2,413     2,554     2,331
 Mexico                            2,117     1,581     2,106     1,514
                                --------  --------  --------  --------
  Total average number of
   transacting ATMs               33,002    32,801    33,008    32,646
                                ========  ========  ========  ========

 Total transactions (in
  thousands)                      96,482    90,190   185,853   173,646
 Total cash withdrawal
  transactions (in thousands)     62,047    58,710   119,611   112,599
 Monthly cash withdrawal
  transactions per ATM               627       597       604       575

 Per ATM per month amounts:
 ATM operating revenues(1)      $  1,226  $  1,249  $  1,186  $  1,221
 Cost of ATM operating
  revenues(2)                        848       954       839       936
                                --------  --------  --------  --------
  ATM operating gross profit(3) $    378  $    295  $    347  $    285
                                ========  ========  ========  ========

 ATM operating gross margin(2)      30.8%     23.6%     29.3%     23.3%

 Capital expenditures (in
  thousands)                    $  5,823  $ 17,187  $ 10,799  $ 42,592
 Capital expenditures, net of
  noncontrolling interest (in
  thousands)                    $  5,597  $ 15,866  $ 10,498  $ 41,598

 ----------------------
 (1) The decline in ATM operating revenues per ATM per month was due to foreign currency exchange rate movements between the three and six month periods ended June 30, 2009 and 2008.
 (2) Amounts presented exclude the effects of depreciation, accretion, and amortization expense, which are presented separately in our consolidated statements of operations.
 (3) ATM operating gross profit is a measure of profitability that uses only the revenue and expenses that relate to operating the
     ATMs in our portfolio. Revenues and expenses from ATM equipment sales and other ATM-related services are not included.

  Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA, and
                         Adjusted Net Income
      For the Three and Six Months Ended June 30, 2009 and 2008
                             (Unaudited)

                          Three Months Ended       Six Months Ended
                               June 30,                June 30,
                        ----------------------  ----------------------
                           2009        2008        2009        2008
                        ----------  ----------  ----------  ----------
                           (In thousands, except share and per share
                                           amounts)
 Net income (loss)      $    2,488  $   (3,621) $   (2,580) $   (8,508)
 Adjustments:
  Interest expense, net      7,644       7,722      15,355      15,354
  Amortization of
   deferred financing
   costs and bond
   discounts                   603         530       1,171       1,038
  Income tax (benefit)
   expense                   1,016        (633)      2,033        (181)
  Depreciation and
   accretion expense         9,935       9,978      19,574      19,010
  Amortization expense       4,504       4,501       9,031       9,004
                        ----------  ----------  ----------  ----------
 EBITDA                 $   26,190  $   18,477  $   44,584  $   35,717
                        ----------  ----------  ----------  ----------

 Add back:
  Loss on disposal of
   assets(1)                 1,676       1,115       3,784       2,435
  Other (income) loss       (1,041)         17      (1,127)       (115)
  Noncontrolling
   interests                  (268)        (98)       (566)       (146)
  Stock-based
   compensation expense      1,062         545       2,120         811
  Other adjustments to
   cost of ATM operating
   revenues(2)                 (30)      1,914         153       2,252
  Other adjustments to
   selling, general, and
   administrative
   expenses(3)                 277         257       1,463         (88)
                        ----------  ----------  ----------  ----------
 Adjusted EBITDA        $   27,866  $   22,227  $   50,411  $   40,866
                        ----------  ----------  ----------  ----------
 Less:
  Interest expense, net      7,644       7,722      15,355      15,354
  Depreciation and
   accretion expense         9,935       9,978      19,574      19,010
  Income tax expense
   (at 35%)                  3,601       1,585       5,419       2,276
                        ----------  ----------  ----------  -----------
 Adjusted Net Income    $    6,686  $    2,942  $   10,063  $    4,226
                        ==========  ==========  ==========  ==========

 Adjusted Net Income
  per share             $     0.17  $     0.08  $     0.26  $     0.11
                        ==========  ==========  ==========  ==========
 Adjusted Net Income
  per diluted share     $     0.17  $     0.07  $     0.25  $     0.11
                        ==========  ==========  ==========  ==========

 Weighted average shares
  outstanding - basic   39,032,087  38,735,027  39,005,202  38,662,452
                        ==========  ==========  ==========  ==========
 Weighted average shares
  outstanding - diluted 39,657,168  39,884,800  39,516,301  39,820,007
                        ==========  ==========  ==========  ==========
 ----------------

 (1) Primarily comprised of losses on the disposal of fixed assets that were incurred with the deinstallation of ATMs during the periods.
 (2) For the three and six month periods ended June 30, 2009 and 2008, other adjustments to cost of ATM operating revenues primarily consisted of costs associated with the continued conversion of
     ATMs in the Company's portfolio over to its in-house EFT
     processing platform and development costs associated with the start-up of the Company's in-house armored operation in the
     United Kingdom.
 (3) For the six month period ended June 30, 2009, other adjustments to selling, general, and administrative expenses primarily consisted of severance costs associated with departure of the
     Company's former Chief Executive Officer in March 2009.

                   Reconciliation of Free Cash Flow
     For the Three and Six Months Ended June 30, 2009 and 2008
                             (Unaudited)

                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                ------------------  ------------------
                                  2009      2008      2009      2008
                                --------  --------  --------  --------
                                            (In thousands)

 Cash provided by operating
  activities                    $ 25,758  $ 18,081  $ 32,705  $  7,425
 Payments for capital
  expenditures(1)                  5,823    17,187    10,799    42,952
                                --------  --------  --------  --------
   Free cash flow               $ 19,935  $    894  $ 21,906  $(35,527)
                                ========  ========  ========  ========

 ----------------
 (1) Capital expenditures exclude acquisitions and include payments made for exclusive license agreements and site acquisition costs

  Reconciliation of Estimated Net Income (Loss) to EBITDA, Adjusted
                   EBITDA, and Adjusted Net Income
                For the Year Ending December 31, 2009
                             (Unaudited)

                                                      Estimated Range
 (In millions, except per share amounts)              Full Year 2009
                                                   -------------------

 Net income (loss)                                 $  (8.5) -  $   1.0
 Adjustments:
  Interest expense, net                               30.5  -     29.5
  Amortization of deferred financing costs and
   bond discounts                                      2.4  -      2.4
  Income tax expense                                   4.1  -      4.1
  Depreciation and accretion expense                  39.0  -     38.0
  Amortization expense                                18.0  -     17.0
                                                   -------     -------
 EBITDA                                            $  85.5  -  $  92.0
                                                   -------     -------

 Add back:
  Noncontrolling interests                            (1.5) -     (1.5)
  Stock-based compensation expense                     5.0  -      4.5
  Other adjustments                                    6.0  -      5.0
                                                   -------     -------
 Adjusted EBITDA                                   $  95.0  -  $ 100.0
                                                   -------     -------
 Less:
  Interest expense, net                               30.5  -     29.5
  Depreciation and accretion expense                  39.0  -     38.0
  Income tax expense (at 35%)                          9.0  -     11.4
                                                   -------     -------
 Adjusted Net Income                               $  16.5  -  $  21.1
                                                   =======     =======

 Adjusted Net Income per diluted share             $  0.40  -  $  0.50
                                                   =======     =======

 Weighted average shares outstanding - diluted        42.5  -     41.5
                                                   =======     =======

CONTACT:  Cardtronics, Inc.
          Investors:
          J. Chris Brewster, Chief Financial Officer
            832-308-4128
            cbrewster@cardtronics.com
          Media:
          Joel Antonini, Vice President - Marketing
            832-308-4131
            joel.antonini@cardtronics.com